Exhibit 99.1

For Further Information Contact

Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. SCHEDULES DATE FOR RELEASE OF FIRST QUARTER 2014 RESULTS

ATLANTA, GA – April 9, 2014 – Rollins, Inc. (NYSE: ROL), a premier global consumer and commercial services company, today announced that it will release its first quarter 2014 financial results for the period ended March 31, 2014 on Wednesday, April 23, 2014. In conjunction with its release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, April 23, 2014 at 10:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should call 877-941-0844 (domestic) or 480-629-9765 (internationally). For interested individuals unable to join the call, a replay will be available until Wednesday, April 30, 2014 by dialing 800-406-7325 (domestic) or 303-590-3030 (internationally), passcode 4678054. The conference call will also broadcast live over the Internet and can be accessed by all interested parties via a link provided on the Rollins, Inc. website at www.rollins.com.

Rollins Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC, Orkin Canada, HomeTeam Pest Defense, Western Pest Services, The Industrial Fumigant Company, Waltham Services LLC, Crane Pest Control Trutech LLC and Allpest, the company provides essential pest control services and protection against termite damage, rodents and insects to more than 2 million customers in the United States, Canada, Mexico, Europe, South America, Central America, the Middle East, the Caribbean, Asia, the Mediterranean, Africa, Mexico and Australia from more than 500 locations. You can learn more about our subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.orkincanada.ca, www.indfumco.com, www.walthamservices.com, www.cranepestcontrol.com, www.trutechinc.com, www.allpest.com.au and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.